UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2010

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bayside Technology Center 7400 Paseo Padre Parkway Fremont, CA 94555		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2010, the Audit Committee of the Board of Directors of WaferGen Bio-systems, Inc. (the “Company”), after consultation with Company management, concluded that the Company’s audited financial statements as of and for the year ended December 31, 2009, and the unaudited financial statements for the quarterly periods in the year ended December 31, 2009, should no longer be relied upon because of an error in such financial statements.  In particular, the Audit Committee determined (i) that FASB ASC 815-40-15-5 (“ASC 815-40”, formerly EITF 07-5), “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,” should have been adopted by the Company as of January 1, 2009, which would have resulted in the Company classifying certain warrants previously issued by the Company as a liability rather than as stockholders’ equity, and (ii) that adopting ASC 815-40 as of January 1, 2009 would have a material impact on the Company’s previously issued financial statements.

The Audit Committee reached this conclusion after Company management informed the Audit Committee that ASC 815-40 might apply to certain warrants previously issued by the Company.  Company management initially became aware of the possible applicability of ASC 815-40 in connection with its review of the Company’s critical accounting policies and judgments for the Company’s Form 10-Q for the first quarter of 2010.

ASC 815-40 applies to warrants that contain anti-dilution provisions that adjust the exercise price of the warrants in the event additional shares of common stock or securities convertible into common stock are issued by the Company at a price less than the then applicable exercise price of the warrants.  In the case of any such warrants, ASC 815-40 provides that such warrants are to be treated as a liability (rather than stockholders’ equity) at fair value, with changes in fair value recognized in earnings.

Company management prepared a full assessment of the Company’s warrants and concluded that the previously issued warrants to purchase 3,489,979 shares of the Company’s common are within the scope of ASC 815 due to the anti-dilution provisions contained in the warrants.  Accordingly, the Company has concluded that ASC 815 should have been adopted as of January 1, 2009 and that such warrants should have been classified as a liability measured at fair value with changes in fair value recognized in statement of operations.

Company management and the Audit Committee of the Board of Directors of the Company have discussed the foregoing matters with the Company’s independent registered public accounting firm, Rowbotham & Company LLC.

The Company is filing on the date hereof an amendment to its Annual Report on Form 10-K (the “Amended Report”) in order to restate the Company’s audited financial statements as of and for the year ended December 31, 2009, to reflect adjustments resulting from the Company’s adoption of ASC 815-40.  The Amended Report also will restate the Company’s unaudited financial statements for each of the quarterly periods in the year ended December 31, 2009, in order to reflect the adoption of ASC 815-40.  An updated report by Rowbotham & Company LLC with respect to the Company’s restated financial statements is included in the Amended Report.

The restatement contained in the Amended Report will reflect certain adjustments to non-cash items in the Company’s financial statements as a result of the adoption of ASC 815-40.  The restatement does not impact the Company’s overall cash flows.  In particular, the Amended Report will reclassify as a liability (from stockholders’ equity) warrants to purchase 3,489,979 shares of the Company’s common stock.  The resulting impact of this accounting change as of and for the year ended December 31, 2009 is an increase in the Company’s net loss of $564,122, a decrease in the Company’s accumulated deficit at the start of such year of $368,627, an increase in the Company’s liabilities of $2,778,191, and a decrease in additional paid in capital of $2,582,696.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: May 12, 2010	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer

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